Exhibit 99.3

Forward-Looking Statements

Statements in this presentation regarding First Marblehead’s expectations and future performance, including with regard to the future performance of securitization trusts that First Marblehead has facilitated (the “Trusts”), as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our historical performance, the historical performance of the Trusts, and on our plans, estimates and expectations as of April 23, 2010. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, projections, estimates or expectations contemplated will actually be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual results, including the performance of the Trusts and resulting cash flows, or the timing of events, to be materially different than those expressed or implied by our forward-looking statements. Important factors that could cause or contribute to such differences include: degradation of credit quality, credit enhancement or performance of the Trusts’ loan portfolios; economic, legislative, regulatory, competitive and other factors affecting default, recovery and prepayment rates on the Trusts’ loan portfolios, including general economic conditions, the consumer credit environment, interest rates and unemployment rates; borrower defaults and the Trusts’ ability to recover principal and interest from such borrowers; capital market receptivity to private student loan asset-backed securities; the inability of The Education Resources Institute, Inc. (TERI), the third party guarantor of the Trusts’ underlying loans, which has filed a voluntary petition for reorganization under federal bankruptcy laws, to meet its guaranty obligations; developments in the bankruptcy proceedings of TERI, including the terms of any plan of reorganization and the outcome of challenges to the enforceability of the Trusts’ security interests, which could adversely affect the Trusts’ rights to future recoveries on certain defaulted loans; changes to bankruptcy laws that could affect the non-dischargeable status of education-related loans; and the other factors set forth under the caption “risk factors” in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2010. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after April 23, 2010.

Disclaimer
The information in this presentation is intended to provide a broad overview of a portfolio of private education loans facilitated by First Marblehead. Neither First Marblehead nor any other party is offering any securities by making this presentation or soliciting any action based upon the information provided. Nothing in this presentation should be relied upon as a representation by First Marblehead, or any other person, as to the future performance of any securitization trust described in this presentation or as to any securities that may be issued in the future. The information contained herein is intended to be illustrative only, and historical collateral pools may not be representative of any future collateral pool. Investing in our common stock involves a high degree of risk. Prior to purchasing any shares, you should carefully consider the risks and uncertainties described in the reports we file from time to time with the Securities and Exchange Commission.

Trust parity ratios1 As of March 31, 2010 NCMSLT Parity Ratio: trust assets (loan pool balance plus trust accounts) divided by liabilities (bonds outstanding) 1As a result of TERI’s Chapter 11 bankruptcy filing on April 7, 2008, defaulted loans in excess of the pledge fund balances have been excluded from trust assets in performing the trust parity calculation Months Since Inception 2003-1 2004-1 2005-1 2005-2 2005-3 2006-1 2004-2 2006-2 2006-4 2007-2 2007-3, 2007-4 2007-1 2006-3 88% 90% 92% 94% 96% 98% 100% 102% 0 12 24 36 48 60 72 84 96 NCMSLT (closed: 11/01/01) 2003-1 (closed: 12/11/03) 2004-1 (closed: 06/10/04) 2004-2 (closed: 10/28/04) 2005-1 (closed: 02/23/05) 2005-2 (closed: 06/09/05) 2005-3 (closed: 10/12/05) 2006-1 (closed: 03/09/06) 2006-2 (closed 06/08/06) 2006-3 (closed 09/28/06) 2006-4 (closed 12/07/06) 2007-1 (closed: 03/08/07) 2007-2 (closed: 06/14/07) 2007-3 (closed: 09/20/07) 2007-4 (closed: 09/20/07)

Net recovery rates As of March 31, 2010 Net Recoveries: recoveries (either in the form of cash or repurchased loans) net of collection costs. Note: 2002 Vintage recovery rates experienced volatility in certain months due to a small balance of defaulted loans that experienced a delay in recovery. FMC Net Recovery Rates (by Year of Default) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% 0 5 10 15 20 25 30 35 40 45 50 55 60 65 70 75 80 Months Since Year of Default Net Recovery Rate 2002 2003 2004 2005 2006 2007 Weighted Average

Six month rolling prepayment rates Updated through March 31, 2010* *Average prepayment rate during preceding six month period. NCMSLT as of December 31, 2009 (most recent quarterly reporting date). NCSLT 2003-1 as of January 31, 2010 (most recent quarterly reporting date). NCSLT 2004-1 as of February 28, 2010 (most recent quarterly reporting date).

NCSLT Trust payment status As of March 31, 2010 Source: First Marblehead 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% NCMSLT 2003-1 2004-1 2004-2 2005-1 2005-2 2005-3 2006-1 2006-2 2006-3 2006-4 2007-1 2007-2 2007-3 2007-4 NCSLT Trust % of Portfolio Deferment - Principal & Interest Deferment - Principal Only Forbearance Repayment